                                 SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

[_]  Confidential, for Use of the Commission Only
     (as Permitted by Rule 14a-6(e)(2))


                              CD WAREHOUSE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              [CD WAREHOUSE LOGO]

                              CD WAREHOUSE, INC.
                              1204 Sovereign Row
                        Oklahoma City, Oklahoma  73108

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 1, 2001


TO OUR STOCKHOLDERS:

     The 2001 Annual Meeting of Stockholders of CD Warehouse, Inc., a Delaware corporation (the "Company"), will be held at The Beacon Club, 210 Park Avenue, 24th Floor, Oklahoma City, Oklahoma, on May 1, 2001, at 9:00 a.m., local time, for the following purposes:

     1.   To elect two directors;

     2. To consider a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2001; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 20, 2001, are entitled to vote at the Annual Meeting and any adjournments thereof.

     The accompanying Proxy Statement contains information regarding the matters to be considered at the Annual Meeting. For reasons outlined in the Proxy Statement, the Board of Directors recommends a vote "FOR" the matters being voted upon.

     YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   BY ORDER OF THE BOARD OF DIRECTORS,



                                   Christopher M. Salyer,
                                   Chairman of the Board of Directors,
                                   President and Chief Executive Officer

Oklahoma City, Oklahoma
March 27, 2001

                              CD WAREHOUSE, INC.

                                 ------------

                                PROXY STATEMENT

                                 ------------

                        ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 1, 2001

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CD Warehouse, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 1, 2001, and at any adjournment of the Annual Meeting.

     This Proxy Statement and accompanying form of proxy, along with the Company's Annual Report for its fiscal year ended December 31, 2000, are first being mailed to holders of the Company's common stock on or about March 27, 2001. Please refer to the Annual Report for financial information concerning the activities of the Company.

     The Board of Directors has established March 20, 2001, as the record date (the "Record Date") to determine stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 3,660,295 shares of common stock were outstanding. Each share is entitled to one vote. The holders of a majority of the outstanding common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     Each proxy that is properly signed, dated and returned to the Company in time for the Annual Meeting, and not revoked, will be voted in accordance with instructions contained therein. If no contrary instructions are given, proxies will be voted "FOR" each of the proposals submitted to a vote of the stockholders. You may revoke your proxy at any time prior to its exercise by delivering a written notice of revocation or a later dated proxy to the Secretary of the Company or, if you are present at the Annual Meeting, you may revoke your proxy and vote in person.

     Election of the director nominees will be by plurality vote. The Company's Secretary will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Annual Meeting. Votes withheld from nominees for director, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes withheld from nominees for director and abstentions on proposals have the same effect as votes against them. Broker non-votes have no effect on the outcome of the election of directors or other proposals.

     The Company will bear the cost of soliciting the enclosed proxy card. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally, or by telephone, telegraph, facsimile transmission or other means of communication. The Company will request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

                             ELECTION OF DIRECTORS
                              (PROXY ITEM NO. 1)

     Pursuant to provisions of the Company's Certificate of Incorporation and Bylaws, the Board of Directors has fixed the number of directors at four. The Board has nominated Mr. Stephen B. Browne and Mr. Norman B. Proulx for election as directors for three year terms expiring in 2004. Each has consented to serve for an additional term. The Company's Certificate of Incorporation and Bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. Other directors who are remaining on the Board will continue in office in accordance with their previous elections, until the expiration of their terms at the 2002 or 2003 annual meeting, as the case may be.

     The Board of Directors recommends a vote "FOR" the nominees for election to the Board of Directors.

     It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of the nominees. The Board expects that the nominees will be available for election but, in the event that nominee is not so available, proxies received will be voted for a substitute nominee to be designated by the Board.

                 INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following information is furnished for each person who is nominated for election as a director or who is continuing to serve as a director of the Company after the Annual Meeting.

Nominees for Election as Directors for Term Expiring in 2004

     Stephen B. Browne, age 55, was appointed as a director of the Company by the Board in September 2000 to fill a vacancy on the Board. Mr. Browne is currently serving as President, Chairman and Chief Executive Officer of the following companies: All-American Bottling Corporation since November 1987, Full Service Beverage Company since November 1979, and Browne Bottling Company since November 1987 and has been serving as a director of Beverage Association Co-op since January 1988. He is a third-generation soft drink bottler and has spent his entire career in the soft drink industry. Mr. Browne has also been serving as General Partner of the following companies: Colcord Partners, Ltd. (commercial real estate) since December 1983, Browne and Browne Partners (investments) since March 1983, Glencoe Vacherie Plantation (sugar cane) since January 1980, Tennessee Properties Partnership (investments) since August 1989, Records Browne Investment (real estate) since August 1996, Oklahoma Properties Partnership (real estate) from May 1987 to December 1998, California Properties Partnership (real estate) from June 1984 to November 1995, and 2900 Jackson Investment (real estate) since January 1988. Mr. Browne is also the President of Stephen B. Browne Company, a candy manufacturer and was the Managing Member of Louisiana Bottling Ltd. Company, from September 1992 to December 1998, and was the President of Salida Coca Cola Bottling Company from June 1984 to December 1995. Mr. Browne has served as General Sales Manager of the Coca-Cola Bottling Company of Miami from 1968 to 1972. In addition, he served as President of Royal Crown Cola Bottlers Association. He is a graduate of Lawrenceville School and the University of Oklahoma.

     Norman R. Proulx, age 53, was appointed as a director of the Company by the Board in February 2001. Mr. Proulx currently serves as the President and Chief Executive Officer of ZymeTx, Inc., an Oklahoma City-based biomedical company. He has also served as a Director for Talisman Enterprises, Inc. since 1998. From 1990 to 1996, Mr. Proulx served as President and Chief Executive Officer of Seymour Housewares Corporation, and served from 1978 to 1984 as President of Wilkinson Sword Ltd. He is a graduate of Boston College where he earned a BS in accounting in 1969.

Directors Continuing in Office

     Christopher M. Salyer, age 49, was appointed President, Chief Executive Officer, and Chairman of the Board in August 2000. Mr. Salyer has been a member of the Board since October 1996, and his current term will expire at the 2003 annual meeting. Mr. Salyer served as the Chairman of Medical Arts Laboratory, Inc., the nation's oldest independent medical laboratory from December 1997 to August 2000. Medical Arts Laboratory, Inc. filed for Chapter 11 protection in Federal Bankruptcy Court in October 2000. Mr. Salyer also currently serves as the Chairman of the Board of Accel Financial Staffing, Inc., a temporary services company formed by Mr. Salyer in April 1995. From February 1984 through December 1994, Mr. Salyer served as the Chairman and Chief Executive Officer of National Check Cashers Corporation, a retail financial services company. He received his B.B.A. degree from Southern Methodist University in 1973 and received an M.B.A. in 1974 from Babson College in Boston, Massachusetts. Mr. Salyer is a certified public accountant.

     Robert O. McDonald, age 63, has served as Chairman of the Board of Directors and Chief Executive Officer of Capital West Securities, Inc., an investment banking firm ("Capital West"), since May 1995. Mr. McDonald has been a member of the Board since May 1998 and his current term will expire at the 2002 annual meeting. Capital West was the managing underwriter for the Company's initial public offering in January 1997, as well as a placement agent for the Company's private offering of securities in June 1998. From June 1994 to May 1995, Mr. McDonald was engaged in managing his personal investments. Prior to June 1994, Mr. McDonald was employed by Stifel Nicolaus & Co., Inc., where he served as Municipal Syndicate Manager. Mr. McDonald also serves as a director of Avalon Correctional Services, Inc., an Oklahoma-based public company providing private correctional services. Mr. McDonald received his BBA from the University of Oklahoma in 1960.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held seven meetings in 2000. Each nominee and continuing director attended at least 75% of the total number of Board and committee meetings held while serving as a director or committee member during fiscal year 2000.

     The Company has an Audit Committee comprised of three independent directors, Messrs. Browne, McDonald and Proulx. The Audit Committee oversees internal controls, audits and compliance programs and recommends the Company's independent auditor and oversees their activities. The Audit Committee held one meeting in 2000. The Board has approved a written charter which governs the Audit Committee. A copy of this charter is included in Appendix A. The Company does not have a standing compensation or nominating committee.

Audit Committee Report

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors.

     The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors' independence from the Company and its management. In concluding that the auditors are independent, the Committee considered, among other factors, whether the nonaudit services provided by Ernst & Young LLP were compatible with their independence. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for the audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board have also appointed the Company's independent auditors, subject to shareholder ratification.

/s/ Norman R. Proulx
/s/ Stephen B. Browne
/s/ Robert O. McDonald

March 12, 2001

Ernst & Young LLP Fees

     For services rendered in 2000 by Ernst & Young LLP, our independent auditors, we incurred the following fees:

     .    Audit Fees (for the audit of the 2000 financial statements) - $93,500

     .    Financial Information Systems Design and Implementation Fees - $0

     .    All Other Fees (consisting primarily of tax services) - $18,000

Directors' Compensation

     During the fiscal year ended December 31, 2000, directors who were not officers of the Company were paid $1,000 for each meeting attended. Additionally, all directors received an automatic grant of 10,000 options under the Company's Amended 1996 Stock Option Plan (the "Plan"). Pursuant to the terms of the Plan, the options vest on the anniversary of the date of grant. All options were granted with an exercise price equal to the fair market value of the common stock on the date of grant. Gary Johnson resigned as a Director in January 2000, and was granted 15,000 non-qualified stock options in connection with his resignation. These options have an exercise price of $3.438 per share, which was equal to the per share market price of the Company's common stock on the grant date. These options vested immediately and will expire in January 2010. In 2000 Mssrs. McDonald, Browne and Davis were each granted 50,000 non-qualified stock options in their capacity as directors. These options have an exercise price of $1.125 per share, which was equal to the per share market price of the Company's common stock on the grant date. These options vested immediately and will expire in September of 2010.

                     COMMON STOCK OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the number of shares of the Company's common stock beneficially owned as of March 1, 2001 (except as otherwise indicated) by each director, each Named Executive Officer listed under the heading "Executive Officers and Compensation," all directors and executive officers as a group, and each person who is known by the Company to own beneficially more than 5% of the Company's common stock. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                                                   Number of      Percent of
Beneficial Owner(1)                                                 Shares        Class (2)
-------------------                                                ----------     ----------
Christopher M. Salyer*                                             433,400(3)       10.67%

Doyle E. Motley                                                    171,500(4)        4.51%

Stephen B. Browne*                                                  57,500(5)        1.55%

Norman R. Proulx*                                                        0              0%

Robert O. McDonald*                                                159,565(6)        4.19%

Jerry W. Grizzle                                                   397,813(7)       10.59%

Alan Brown                                                         194,000            5.3%
  1222 University Ave., Suite 201
  St. Paul, Minnesota 55104

All executive officers and directors as a group (8 persons)        986,475(8)       21.58%

--------------------------
*    Director

(1) Unless otherwise indicated, the beneficial owner's address is c/o 1204 Sovereign Row, Oklahoma City, Oklahoma 73108.
(2) Percent of class for any stockholder listed is based on 3,660,295 shares of common stock outstanding as of March 1, 2001 and calculated without regard to shares of common stock issuable to others upon exercise of outstanding stock options or subscriptions for common stock. Any shares a stockholder is deemed to own by having the right to acquire by exercise of an option or by subscription are considered to be outstanding solely for the purpose of calculating that stockholder's ownership percentage. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock which the person or group has the right to acquire within the next 60 days.
(3) Includes options to purchase 402,000 shares of common stock which are presently exercisable by Mr. Salyer or that become exercisable within 60 days of March 20, 2001.
(4) Includes options to purchase 146,000 shares of common stock which are presently exercisable by Mr. Motley or that become exercisable within 60 days of March 20, 2001.
(5) Includes options to purchase 57,500 shares of common stock which are presently exercisable by Mr. Browne or that become exercisable within 60 days of March 20, 2001.
(6) Includes: (a) warrants to purchase 69,565 shares of common stock and (b) options to purchase 80,000 shares of common stock which are presently exercisable or that become exercisable within 60 days of March 20, 2001. Capital West holds 43,265 of the warrants included in (a). Mr. McDonald is the majority stockholder of Affinity Holdings Corporation which is the sole stockholder of Capital West, and therefore, Mr. McDonald shares voting and dispositive power over such shares. See "Executive Compensation-Certain Transactions."
(7) Includes 96,000 options which are presently exercisable by Mr. Grizzle or that became exercisable within 60 days of March 20, 2001.
(8) Includes 910,065 shares of common stock which directors and executive officers as a group have a right to acquire by exercise of options or warrants granted to individuals within the group and which are currently exercisable or that become exercisable within 60 days of March 20, 2001. This amount does not include the 397,813 shares of common stock beneficially owned by Mr. Grizzle, who has not been an executive officer or director of the Company since August 2000. If the shares beneficially owned by Mr. Grizzle were included, the total number of shares beneficially owned by all executive officers and directors of the Company would be 1,384,288, representing 29.67% of the outstanding common stock.

Compliance with Section 16(a) Beneficial Ownership Reporting Requirements

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors and executive officers and any persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership and subsequent changes in ownership of common stock and other securities of the Company. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during 2000 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

                      EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

     The following information is furnished for each person who serves as an executive officer of the Company.

     Christopher M. Salyer. Information about Mr. Salyer, who serves as President, Chief Executive Officer and Chairman of the Board of the Company, is presented above under the heading "Information Regarding Nominee and Directors-Directors Continuing in Office."

     Michael E. Chionopoulos, age 36, has served as Vice President and General Counsel of the Company since October 1998. He was elected as Senior Vice President of the Company in February, 2001. From October 1995 to October 1998, Mr. Chionopoulos was an associate with the law firm of Abowitz Rhodes & Dahnke. Prior to that time, from May 1993 to October 1995 Mr. Chionopoulos was self-employed and of counsel with the firm of Joseph J. Reinke and Associates. Mr. Chionopoulos received his J.D. from Oklahoma City University in May 1992 and his B.A. from Midwestern State University, Wichita Falls, Texas in May 1988. Mr. Chionopoulos also currently serves in the Oklahoma Army National Guard as the Deputy Staff Judge Advocate for the 45th Infantry Brigade.

     Patrick S. DiFazio, age 34, has served as Vice President-Company Store Operations and as President of Compact Discs Management, Inc., a wholly owned subsidiary of the Company, since March 1999. From January 1997 to March 1999, he served as General Manager of Company Stores. For over five years prior to that time, Mr. DiFazio was the District Manager of a CD Warehouse franchisee. Mr. DiFazio received his B.A. and B.B.A. degrees from Southern Methodist University in May 1989.

     Doyle E. Motley, age 45, was appointed Senior Vice President and Chief Financial Officer of the Company on January 1997. He resigned that position in September 2000, but continued to serve the Company in a working capacity until being re-appointed in November 2000. From October 1994 through 1996, Mr. Motley served as an internal auditor for Bob Moore Financial Group, a multi-state auto dealership with its principal place of business located in Oklahoma City, Oklahoma. Mr. Motley received a Bachelor of Accountancy from the University of Oklahoma in 1977 and is a certified public accountant.

    David S. Race, age 33, was appointed Chief Operating Officer of the Company in August 2000. Mr. Race began serving the Company as Vice President of Franchise Services in March 1999. Mr. Race was the Senior Manager of Field Operations for Grow Biz International, Inc. from June 1996 to March 1999 and served as a Regional Operations Manager for Target Stores, Inc., a division of Dayton Hudson Corporation from April 1989 to May 1996. Mr. Race received his B.A. degree from the University of Michigan in 1987.

Executive Compensation

     The following table sets forth, for the last three fiscal years, the compensation paid by the Company to (a) the Chief Executive Officer and (b) the other executive officers who earned in excess of $100,000 during fiscal 2000 (together with the Chief Executive Officer, the "Named Executive Officers").

                                                                                                                      Long-Term
                                                                                    Annual Compensation              Compensation
                                                                            -----------------------------------    ----------------
                                                                                                                      Securities
                                                              Fiscal                                                  Underlying
              Name and Principal Position                      Year                Salary               Bonus         Options (#)
-------------------------------------------------------     ----------      --------------------      ---------    ----------------
Christopher M. Salyer                                             2000               $ 63,975(1)             --          370,000
  President and Chief Executive Officer                           1999                     --                --           10,000
  (Effective August 30, 2000)                                     1998                     --                --           16,000

Doyle E. Motley                                                   2000               $101,776(2)             --           20,000
  Senior Vice President and Chief Financial Officer               1999                115,000           $25,000           10,000
                                                                  1998                 94,615                --           10,000

Jerry W. Grizzle                                                  2000               $120,577                --           20,000
  President and Chief Executive Officer (3)                       1999               $150,000           $25,000           10,000
  Resigned August 29, 2000                                        1998               $128,692                --           10,000

--------------------

(1) Pursuant to Mr. Salyer's employment agreement, the Company may defer a portion of Mr. Salyer's annual base salary with Mr. Salyer's permission. This amount includes $16,667 deferred from Mr. Salyer's 2000 annual salary.
(2) Pursuant to Mr. Motley's employment agreement, the Company may defer up to $30,000 of Mr. Motley's salary. This amount includes $9,322 deferred from Mr. Motley's 2000 annual salary.
(3) Mr. Grizzle resigned as President and Chief Executive Officer in August 2000, but has continued as an employee of the Company pursuant to an addendum to his employment agreement dated August 30, 2000.

Stock Options Granted in Fiscal 2000

    The following table contains information concerning the grant of stock options to the Named Executive Officers.

                                                          Individual Grants
                          -------------------------------------------------------------------------------
                               Number of        % of Total Options
                              Securities            Granted to
                          Underlying Options       Employees in       Exercise or Base
        Name                   Granted              Fiscal Year         Price ($/Sh)      Expiration Date
----------------------    ------------------    ------------------    ----------------    ---------------
Christopher M. Salyer         360,000 (1)              64.0%                $1.1875          8/30/10

Doyle E. Motley                20,000 (2)               3.6%                $  2.68          2/01/10

Jerry W. Grizzle               20,000 (2)               3.6%                $  2.68          2/01/10

(1) These shares were issued pursuant to Mr. Salyer's employment agreement. Mr. Salyer is restricted from exercising 180,000 of the shares until August 30,2001. Additionally, in his capacity as a director of the Company, Mr. Salyer was granted 10,000 options in May 2000 at an exercise price of $1.625 per share. These director options are exercisable on the anniversary of the date of granted expire on May 15, 2010.
(2)  These options were exercisable on February 1, 2001.


Fiscal Year End Option Values

     The following table sets forth certain information regarding the year end value of options held by the Named Executive Officers. The Named Executive Officers did not exercise any options in 2000.

                                                                Number of                     Value of Unexercised
                                                          Unexercised Options at            In-the-Money Options at
                                                             December 31, 2000               December 31, 2000 (1)
                                                       -----------------------------     -----------------------------
                    Name                               Exercisable     Unexercisable     Exercisable     Unexercisable
                                                       -----------     -------------     -----------     -------------
Christopher M. Salyer, Chairman, President
 and Chief Executive Officer                              392,000            10,000             -0-               -0-

Doyle E. Motley, Senior Vice President and
 Chief Financial Officer                                  126,000            20,000             -0-               -0-

Jerry W. Grizzle, Chairman, President and
 Chief Executive Officer                                   76,000            20,000             -0-               -0-

-----------------------

(1) For the purposes of this table, the "value" of an option is the difference between the market value at December 31, 2000 of the shares of common stock subject to the option and the aggregate exercise price of such option. The December 31, 2000 closing price of the Company's common stock was $.406 per share.
(2) Mr. Grizzle resigned as President and Chief Executive Officer in August 2000, but has continued as an employee of the Company pursuant to an addendum to his employment agreement dated August 30, 2000.


Employment Agreements

     The Company has employment agreements with Messrs. Salyer, Motley and Grizzle. Mr. Salyer's employment agreement has an initial term of 64 months, ending on December 31, 2005, and will renew for successive five year terms unless otherwise terminated by Mr. Salyer or the Company. Mr. Salyer currently receives an annual salary of $200,000. Mr. Salyer's employment agreement also provides that if he is terminated for a reason other than for Cause or disability, then the Company is to pay Mr. Salyer two times his annual salary. Mr. Salyer's employment agreement further provides that if Mr. Salyer resigns for Good Reason or if Mr. Salyer is terminated for a reason other than cause or disability within 12 months of a Change in Control, he is entitled to receive an amount equal to either four times his annual salary or $1.00 less than three times his mean average annual compensation, whichever is less. Under Mr. Salyer's employment agreement, the Company may defer a portion of Mr. Salyer's annual salary, if the Board of Directors deems that the Company is experiencing sufficient cash flow difficulty and with Mr. Salyer's permission.

     Mr. Motley's employment agreement originally provided for a term of one year, with automatic one year renewals unless terminated by either the Company or Mr. Motley. Mr. Motley's employment agreement was amended in November 2000 to provide a three year term expiring in November 2003 and automatic renewals for successive three year terms unless terminated by Mr. Motley or the Company. Mr. Motley currently receives an annual salary of $120,000. Mr. Motley's employment agreement also provides that if Mr. Motley is (a) terminated for a reason other than Cause or disability, whether within 12 months of a Change in

Control or not, or (b) Mr. Motley resigns for Good Reason, Mr. Motley is entitled to an amount equal to one times his annual salary. Under Mr. Motley's employment agreement, the Company may defer up to $30,000 of Mr. Motley's annual salary.

     In Mr. Salyer's and Mr. Motley's employment agreements "Good Reason" is defined for any purpose other than a Change in Control as a major reduction in Mr. Motley's or Salyer's responsibilities, a salary decrease of more than 5%, or a material adverse change in the aggregate level of benefits provided to Mr. Salyer or Mr. Motley.

     "Good Reason" is defined in Mr. Salyer's and Mr. Motley's employment agreements for purposes of a Change in Control as the assignment to Mr. Motley or Mr. Salyer of duties inconsistent with their positions, a reduction in their salary, the failure of the Company to provide them with the same benefits provided prior to the Change in Control, or relocation of the principal offices of the Company outside Oklahoma City, Oklahoma. In Messrs. Salyer and Motley's employment agreements, a "Change in Control" is defined as any of the following events:

     .    A consolation or merger where the Company is not the surviving entity;

     . An issuance, exchange, or conversion of the Company's stock which results in a dilution of the previously existing voting rights by 25%;

     . A sale, lease, exchange or transfer of all or substantially all of the assets of the Company;

     . Approval by the Company's stockholders of a plan or proposal of liquidation or dissolution;

     . Any person becoming the beneficial owner of more than 50% or more of the Company's outstanding capital stock;

     .    The Company becoming a subsidiary of another corporation; or

     .    A significant change in the composition of the Board.

     Mr. Grizzle's employment agreement originally had a five-year term ending on January 27, 2002 and provided for automatic renewal for additional five-year terms unless terminated by either the Company or Mr. Grizzle. However, Mr. Grizzle's employment agreement was amended in September 2000 and will now expire at the end of its initial term. Mr. Grizzle currently receives an annual salary of $120,000. Mr. Grizzle's employment agreement also provides that Mr. Grizzle will receive an amount equal to five times his annual salary if he is terminated without Cause.

     "Cause," is defined generally under Mr. Motley's, Mr. Salyer's, and Mr. Grizzle's agreements to include: failure or inability to perform the duties assigned, any act of moral turpitude which does or is likely to have an adverse effect on the Company, or any material breach of the employment agreements. During the term of employment and for two years subsequent thereto, Messrs. Salyer, Motley, and Grizzle are each prohibited from directly or indirectly, for his own benefit or on behalf of others, competing, or becoming an officer, director, employee or holder of more than 5% of the capital stock or other equity interest of any corporation or other entity which competes, with the Company or any of its subsidiaries. Such limitation extends to all geographic areas in which Company conducts business at the date of the officer's termination of employment.

     Each employment agreement also prohibits the officer, subsequent to termination of employment, from disclosing to third parties proprietary information relating to the Company. In addition, each officer may be entitled to receive incentive compensation consisting of an annual bonus if certain individual and Company objectives are achieved as defined by the Board. Mr. Salyer is entitled to receive up to an additional 45% of his annual salary, and Mssrs. Motley and Grizzle are entitled to receive an additional 25% of their annual salaries.

Certain Transactions

     Robert O. McDonald, a director of the Company, also serves as Chairman of the Board and Chief Executive Officer of Capital West Securities, Inc. ("Capital West"). Capital West acted as managing underwriter of the Company's initial public offering in January 1997 and, in connection therewith, received approximately $208,000 in discounts, commissions, and non-accountable expense allowances, as well as 50,000 stock purchase warrants (the "1997 Warrants"), which entitle the holders thereof to purchase 50,000 shares of common stock at a purchase price equal to 150% of the initial public offering price for a period of four years commencing January 22, 1998.

     In May 1998, Capital West and another investment banker acted as placement agents for a private offering of the Company's common stock and received, in connection with their services as placement agents, (a) discounts and commissions of 8.0% of the gross proceeds of the offering (an aggregate $1,299,440), and (b) an aggregate 162,430 common stock purchase warrants (the "1998 Warrants"), which entitle the holders thereof to purchase 162,430 shares of common stock at an exercise price of $10.00 per share on and after June 2000 and expiring June 2005.

     In 2000, the 1997 Warrants and the 1998 Warrants were canceled, and in December 2000 the Company issued to Capital West a five year warrant to purchase 43,265 shares of common stock at an exercise price of $1.00 per share (the "2000 Warrants"). The 2000 Warrants grant to the holders of the warrants the right to require on one occasion the Company to register with the Securities and Exchange Commission the shares of Common Stock issuable upon exercise of the warrants. The 2000 Warrants also entitle the holders of the warrants to include the shares issuable upon the exercise of the warrants in any registration statement filed with the Securities and Exchange Commission by the Company, with certain exceptions. The 2000 Warrants have been assigned to third parties, with Mr. McDonald receiving 26,300 of the 2000 Warrants.

    The Company's Board of Directors has approved the move of the Company's headquarters to another location in Oklahoma City. The Company will be leasing a building containing approximately 16,988 square feet from Christopher M. Salyer (the Company's President and Chief Executive Officer) and his wife for a term of five years with one five year renewal option. The rental under the lease will be approximately $10.95 per square foot, for a total annual rental of approximately $186,000. The Board of Directors of the Company (with Mr. Salyer abstaining) has approved the lease agreement with Mr. Salyer as fair and reasonable and in the Company's best interest. Although the Company believes that it can cancel or sublet the space covered by the Company's existing lease, there are no assurances to that effect. If the Company is unable to cancel or sublet all or substantially all of the space under the existing lease, Mr. Salyer has advised the Company that he will adjust the rentals on the new facility during the term of the existing lease so the Company will not incur a material increase of rent expense; or, at his option, Mr. Salyer will cancel the new lease.


                     RATIFICATION OF INDEPENDENT AUDITORS
                              (PROXY ITEM NO. 2)

     The Board has selected the firm of Ernst & Young LLP as auditors to make an examination of the consolidated financial statements of the Company for the year ending December 31, 2001. The Company has been informed that Ernst & Young LLP will have representatives at the Annual Meeting who will have an opportunity to make statements if they desire to do so and who will be available to respond to appropriate questions.

     The Board of Directors recommends you vote FOR the ratification of the selection of Ernst & Young LLP as independent auditors for the ensuing year.

                             STOCKHOLDER PROPOSALS

     To be considered in next year's Proxy Statement, stockholder proposals must be submitted in writing by December 8, 2001 to the Company's Secretary at CD Warehouse, Inc., 1204 Sovereign Row, Oklahoma City, Oklahoma 73108. In addition, the Company's By-Laws provide that any stockholder wishing to nominate a candidate for director or propose other business at the annual meeting must give the Company written notice 40 days before the annual meeting, provided that if less than 45 days notice of the date of the annual meeting is given to Stockholders, stockholder proposals must be received within five days of the notice of the annual meeting being sent to the Stockholders, but in no event less than five days before the annual meeting. Notice of a stockholder proposal and nominations of directors must provide certain other information as described in the By-Laws. Copies of the By-Laws are available to stockholders free of charge upon request to the Company's Secretary.

                                 OTHER MATTERS

     The Company's management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

     The Company will provide, without charge, a copy of the Company's 2000 Annual Report on Form 10-KSB, including the financial statements and schedules, which was filed with the Securities and Exchange Commission. All such requests
should be sent to:   Secretary, CD Warehouse, Inc., 1204 Sovereign Row, Oklahoma
City, Oklahoma 73108.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ MICHAEL E. CHIONOPOULOS

March 20, 2001                          Michael E. Chionopoulos, Secretary

                                 APPENDIX "A"

                           UNANIMOUS WRITTEN CONSENT
                                      OF
                            THE BOARD OF DIRECTORS
                                      OF
                              CD WAREHOUSE, INC.

                                March 12, 2001

                         -----------------------------


     The undersigned, being all of the duly elected directors of CD Warehouse, Inc., a Delaware corporation (the "Corporation"), do hereby waive notice and holding of a meeting and execute this Written Consent of certain action taken by the Board of Directors of the Corporation effective as of the date written above, pursuant to Section 141(f) of the Delaware General Corporation Law (the "Act").

RE:  Audit Committee
     ---------------

     WHEREAS, the Board of Directors of the Corporation has established an Audit Committee, and the Board of Directors now desires to appoint certain independent members of the Board of Directors to serve as members of the Audit Committee;

     WHEREAS, the Board of Directors has fully considered whether the members of the Audit Committee set forth below are "independent" directors as contemplated in the proposed Audit Committee Charter attached as Exhibit "A" hereto and has determined in good faith that such members are "independent;"

     NOW THEREFORE, the following resolutions are duly made and unanimously adopted by the Board of Directors of the Corporation;

     RESOLVED, that the Board of Directors of the Corporation establish a committee to be designated as the Audit Committee and the same is hereby established, with such committee to be comprised of three members of the Board of Directors;

     RESOLVED, that the Audit Committee will be charged with the authority and responsibility set forth in the proposed Audit Committee Charter attached as Exhibit "A" hereto;

     FURTHER RESOLVED, that the Board of Directors hereby appoints the following members of the Board of Directors to serve as members of the Audit Committee until their successors are duly appointed: Robert O. McDonald, Stephen B. Browne, and Norman R. Proulx.

Re:  Audit Committee Charter.
     -----------------------

     WHEREAS, the Board of Directors of the Corporation has created an Audit Committee comprised of certain members of Board of Directors;

     WHEREAS, the Board of Directors desires to adopt and maintain a formal written charter that specifies (a) the scope of the Audit Committee's responsibilities and the means by which it carries out those responsibilities,
(b) the Corporation's outside auditor's accountability to the Board of Directors and the Audit Committee, and (c) the Audit Committee's responsibility to ensure the independence of the outside auditor;

     WHEREAS, the Board of Directors has thoroughly reviewed the form of Audit Committee Charter attached as Exhibit "A" hereto;

     WHEREAS, the Board of Directors deems it advisable and in the best interest of the Corporation and its stockholders to adopt the Audit Committee Charter, substantially in the form attached as Exhibit "A" hereto;

     NOW THEREFORE, the following resolutions are duly made and unanimously adopted by the Board of Directors of the Corporation;

     RESOLVED, that the Audit Committee Charter, substantially in the form attached as Exhibit "A" hereto, is deemed to be fair to, and in the best interests of, the Corporation and its stockholders, and is approved and adopted;

     FURTHER RESOLVED, that the Audit Committee is hereby authorized and directed to perform the functions, and carry out the responsibilities, of the Audit Committee as set forth in, and pursuant to, the terms and conditions of the Audit Committee Charter;

     FURTHER RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation is hereby authorized and directed to certify the adoption by the Board of Directors of the Audit Committee Charter and to deliver the same to the members of the Audit Committee, with such Audit Committee Charter containing such changes, amendments, modifications or additions as authorized and approved by the officer of the Corporation executing the Audit Committee Charter for, and on behalf of, the Corporation, with such officer's execution of the Audit Committee Charter being conclusive evidence of his approval of such changes; and

     FURTHER RESOLVED, that each of the officers of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver any and all such other documents and instruments and to perform any and all such other acts or actions as each of them deems necessary or appropriate to carry out the purposes and tenor of the foregoing resolutions and the terms and conditions of the documents and instruments referenced in the foregoing resolutions.

     This Unanimous Written Consent has been read, approved, consented to, and executed by all of the directors of the Corporation, and the Secretary of the Corporation is hereby instructed to make this Unanimous Written Consent a part of the permanent minute book of the Corporation.



     Date: March 12, 2001                    /s/Christopher M. Salyer
                                             ----------------------------------
                                             CHRISTOPHER M. SALYER, Director



     Date: March 12, 2001                    /s/Robert O. McDonald
                                             ----------------------------------
                                             ROBERT O. McDONALD, Director



     Date: March 12, 2001                    /s/Stephen B. Browne
                                             ----------------------------------
                                             STEPHEN B. BROWNE, Director



     Date: March 12, 2001                    /s/Norman R. Proulx
                                             ----------------------------------
                                             NORMAN R. PROULX, Director


                                   EXHIBITS
                                   --------


Audit Committee Charter                                              Exhibit "A"

                                  EXHIBIT "A"

                                AUDIT COMMITTEE
                OF THE BOARD OF DIRECTORS OF CD WAREHOUSE, INC

                                    CHARTER
                                    -------


1.   Policy.  The Audit Committee (the "Committee") will assist the Board of
     ------
     Directors of CD Warehouse Inc. (the "Company"), through regular or special meetings with management and the Company's independent auditor, on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities.

2.   Organization.  The Committee will consist of three or more directors as
     ------------
     determined by the Board, including a Chairman. Each member of the Committee will meet the independence standards and financial literacy requirements as established from time to time by the relevant listing authority. The members of the Committee will be elected by the Board at the annual meeting or any special meeting of the Board or until their successors will be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

3.   Authority.  The Committee will have the authority to retain special legal,
     ---------
     accounting, or other consultants to advise the Committee with respect to its responsibilities and authority as set forth in this Charter and to retain professionals and advisors to assist the Committee in improving its financial literacy, and incur any reasonable expenses related to any of the foregoing. The Committee may require any officer or employee of the Company or the Company's internal or outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may not, however, knowingly cause the Company's counsel to make any disclosure in a manner that would cause a loss of the attorney-client privilege or a waiver of the work product doctrine.

4.   Responsibilities.  In fulfilling its responsibilities and in the exercise
     ----------------
     of its authority, the Committee will undertake the following actions during each of the periods indicated.

                                   Quarterly
                                   ---------

     1. Review with management and the independent auditor the financial statement review completed by the independent auditor prior to the release of quarterly earnings; and

     2. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

                                   Annually
                                   --------

     3. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices that could significantly affect the Company's financial statements;

     4. Prepare, or assist in the preparation of, the Audit Committee Report containing the name of each member of the Audit Committee at the end thereof, as required by the rules of the Securities and Exchange Commission, to be included in the Company's annual proxy statement;

     5. Provide the Board with such individual information and assurances as are reasonably necessary to assure that each member is an independent director;

     6. Meet with the independent auditor prior to the audit to review staffing, scope, and procedural planning of the audit;

     7. Review with the independent auditor any material problems or difficulties the auditor may have encountered and any management letter provided by the independent auditor and the Company's response to that letter;

     8. Review with the Company's in house counsel and principal outside counsel those legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies;

     9. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors, or management;

     10.  Approve the fees to be paid to the independent auditor; and

     11. Meet privately (without members of management present) and separately with the independent auditor, and when requested, with the Company's general counsel.

                                 Periodically
                                 ------------

     1. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

     2. Review this Charter, at least annually, and update this Charter as conditions dictate;

     3. Recommend to the Board the selection of the independent auditors, considering independence and effectiveness;

     4. Review and discuss with the independent auditors all significant relationships the auditors have with the Company to determine the auditors' independence;

     5. Receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with the independent auditors concerning any disclosed relationships or services that may impact their objectivity and independence; and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditors;

     6. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant;

     7. Communicate to the independent auditor that the independent auditor is ultimately accountable to the Board and the Committee;

     8. Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements;

     9. Review with the independent auditors and the Company's chief financial officer, the adequacy of the Company's internal controls;

     10. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.


Date:     March 12, 2001              /s/ Robert O. McDonald
                                      ------------------------------------------
                                      Robert O. McDonald, Audit Committee Member


Date:     March 12, 2001              /s/ Stephen B. Browne
                                      ------------------------------------------
                                      Stephen B. Browne, Audit Committee Member


Date:     March 12, 2001              /s/ Norman R. Proulx
                                      ------------------------------------------
                                      Norman R. Proulx, Audit Committee Member

                     (THIS PAGE INTENTIONALLY LEFT BLANK)

                                                                    ----------
                              CD WAREHOUSE, INC.                       SEE
                            Oklahoma City, Oklahoma                  REVERSE
                                                                      SIDE
                         PROXY/VOTING INSTRUCTION CARD              ----------
          This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 1, 2001.

The undersigned hereby appoints Christopher M. Salyer and Doyle E. Motley, or either of them, as proxies, each with full power of substitution, to attend the Annual Meeting of Stockholders of CD WAREHOUSE, INC., to be held on May 1, 2001, at 9:00 a.m., local time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

1. Your vote for the election of Class 2 Directors, nominee Stephen B. Browne and nominee Norman R. Proulx, may be indicated on the reverse.
2. Your vote to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2001 may be indicated on the reverse.

       Your vote is important! Please sign and date on the reverse and return promptly in the enclosed postage paid envelope.

Change of Address and/or Comments:
                                  ----------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           (If you have written in the above space, please mark the "Comments" box on the reverse of this card.)








[X] Please mark your
    votes as in this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

The Board of Directors recommends a vote FOR Proposals 1 and 2

1.   Election of Directors (see reverse)                                FOR      WITHHELD
     For all Nominee(s) except vote withheld from following:            [_]        [_]
                                                             --------------------------------------------------
                                                                        FOR      AGAINST      ABSTAIN
2.  Ratify appointment of Ernst & Young LLP (see                        [_]        [_]          [_]
    reverse)

3.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

[_]  Change of Address and Comments on Reverse Side  Note: Please sign exactly as name appears on this card.  Joint Owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

                                                           ------------------------------------------------------------------------

                                                           -------------------------------------------------------------------------
                                                           SIGNATURE(S)                                        DATE